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[GRAPHIC OMITTED]             SEDONA
                                   CORPORATION


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                           SEDONA Corporation Redeems
                      Series G Convertible Preferred Stock

King of Prussia, PA - November 22, 2000 - SEDONA(R) Corporation (NASDAQ: SDNA) (www.SEDONAcorp.com) announced that effective today the Company has redeemed all of its issued and outstanding shares of Series G Convertible Preferred Stock (Series G), of which there was $1.725 million in principal value remaining.

Marco A. Emrich, President and CEO of SEDONA commented, "The redemption of the Series G at this time is in the best interests of all SEDONA shareholders. This is one more important step that will enable SEDONA to continue pursuing the numerous opportunities available to make us a leading provider of world class Internet-based CRM application solutions to the financial services market."

To fund the redemption of the Series G, the Company has issued a $3.0 million principal amount short-term convertible debenture to an institutional investor under the Company's effective SEC shelf registration statement. The debenture will be issued with an original issue discount, yielding $2.5 million in proceeds to the Company, and bears interest at 5% per annum. The debenture is due in 120 days and is convertible into shares of Common Stock at any time that the volume weighted average trading price of the Common Stock over a five day trading period exceeds $2.00 per share at 85% of the volume weighted average trading price of the Common Stock over the five trading days immediately preceding the issuance of the debenture. In the event that the debenture is not paid by its due date, the debenture is convertible at the lesser of 115% of the volume weighted average trading price of the Common Stock over the five trading days prior to the issuance of the debenture or 85% of the volume weighted average trading price of the Common Stock over the five trading days immediately preceding the notice of conversion. The Company has the right to prepay the debenture without penalty if it is not converted before its due date. Upon receipt of a notice of prepayment, the investor may convert the debenture at 85% of the volume weighted average trading price of the Common Stock over the five trading days immediately preceding the issuance of the debenture.


                                    ~ More ~


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SEDONA Series G / 2


In addition, the investor received a 3-year warrant to purchase up to 400,000 shares of Common Stock at an exercise price of $1.37 per share. In the event that the debenture is not paid when due, the investor will receive an additional warrant to purchase up to 266,667 shares of Common Stock at the same exercise price.

About SEDONA Corporation...

SEDONA Corporation, (NASDAQ:SDNA), delivers Internet-based Customer Relationship Management (eCRM) solutions that help small-to-mid-sized financial services companies and etailers to personalize their customer interactions and to uncover otherwise unknown sales opportunities. SEDONA enables its own clients to obtain more qualified and profitable customers as well as retain and optimize the relationships with current customers. SEDONA is based in the Philadelphia high-tech area of King of Prussia, PA, and can be reached at www.SEDONAcorp.com or 1-800-815-3307.

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  SEDONA(R)is a registered trademark and Intarsia(TM) is a trademark of SEDONA
Corporation. All other trade names are the property of their respective owners.

  This press release and prior releases are available on the KCSA Web site at
    www.kcsa.com and the SEDONA Corporation Web site at www.sedonacorp.com.
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SEDONA Corporation CONTACT:               KCSA MEDIA CONTACT:
--------------------------                -------------------
     Vicki Franchetti                         Michael Kniat / Yin Chang
     (484) 679-2214                           (212) 896-1238 / (212) 896-1228
     vickif@sedonacorp.com                    mkniat@kcsa.com / ychang@kcsa.com
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KCSA INVESTOR CONTACT:
---------------------
     Sarah Shepard / Elena Bonaiuto
     (212) 896-1236 / (212) 896-1233
     sshepard@kcsa.com / ebonaiuto@kcsa.com
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